UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07    Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on Tuesday, June 7, 2016 at 1:00 p.m. central time in Midland, Texas. Holders of an aggregate of 12,169,536 shares of the Company’s common stock at the close of business on April 8, 2016 were entitled to vote at the meeting, of which 10,892,649, or approximately 90%, were represented in person or by proxy. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s annual proxy statement, are as follows:

Proposal #1 - Elect two directors for a term of three years, such term to continue until the annual meeting of shareholders in 2019 and until such director’s successor is duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Clayton W. Williams, Jr.	8,431,302	625,986	1,835,361

Davis L. Ford	8,620,763	436,525	1,835,361

Proposal #2 - Approval of increases in the Company’s common stock issuable on exercise of warrants

Votes For	Votes Against	Abstentions
8,938,865	109,230	9,193

Proposal #3 - Approval of the Company’s Long Term Incentive Plan with a maximum number of available shares issuable under the Company’s Long Term Incentive Plan equal to 1,400,000

Votes For	Votes Against	Abstentions
8,130,050	911,312	15,926

Proposal #4 - Approval of the material terms of the Company’s Long Term Incentive Plan for purposes of complying with the shareholder approval requirements of Section 162(m) of the Internal Revenue Code

Votes For	Votes Against	Abstentions
8,357,490	683,881	15,917

Proposal #5 - Advising the Audit Committee on the selection of KPMG LLP as the Company’s independent auditors for 2016

Votes For	Votes Against	Abstentions
10,853,140	31,806	7,703

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	June 9, 2016	By:	/s/ Mel G. Riggs
Mel G. Riggs
President

Date:	June 9, 2016	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President - Finance,
Treasurer and Chief Financial Officer